EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Hygea Health Holdings, Inc. on Form S-1 of our report dated January 5, 2012 on the consolidated balance sheets of Hygea Health Holdings, Inc. as of December 31, 2010 and 2009 and the consolidated statements of operations, stockholders’ equity, and cash flows for the two years in the period ended December 31, 2010. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/Kabani & Company
KABANI & COMPANY CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, CA

February 1, 2012